UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2008

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2008, the Compensation Committee of the Board of Directors of Broadridge Financial Solutions, Inc. (the “Company”) approved certain modifications to the compensation arrangement with the Company’s Chief Executive Officer, Richard J. Daly. Mr. Daly’s base salary was increased to $675,000 from $600,000, effective as of July 1, 2008. His annual performance-based cash incentive target for fiscal year 2009 was increased to $1,100,000 from $600,000, with, in each case, a maximum attainable amount equal to 200% of the target amount. As a result of these modifications, Mr. Daly’s total target cash compensation is $1,775,000.

The Compensation Committee also modified the compensation arrangement of John Hogan, the Company’s President and Chief Operating Officer, by increasing his annual performance-based cash incentive target for fiscal year 2009 to $675,000 from $500,000, with, in each case, a maximum attainable amount equal to 200% of the target amount.

In addition, the Compensation Committee suspended the regular annual stock option grants for certain of the Company’s executive officers, including Mr. Daly, Mr. Hogan, Dan Sheldon, the Company’s principal financial officer, and Joseph Barra, one of the Company’s named executive officers. These options were expected to be granted under the Company’s 2007 Omnibus Award Plan in January 2009 and January 2010. In lieu of these grants, the Compensation Committee increased such officers’ annual Restricted Stock Unit (“RSU”) target values. It is anticipated that the Company’s executive officers will receive an annual performance-based RSU grant under the 2007 Omnibus Award Plan in October of each year. The changes are as follows:

•

Mr. Daly’s suspended stock option grants were expected to have an annualized value of approximately $950,000 per grant. The target value of Mr. Daly’s October 2008 RSU grant will increase to $1,775,000 from $600,000.

•

Mr. Hogan’s suspended stock option grants were expected to have an annualized value of approximately $600,000 per grant. The target value of Mr. Hogan’s October 2008 RSU grant will increase to $1,100,000 from $500,000.

•

Mr. Sheldon’s suspended stock option grants were expected to have an annualized value of approximately $300,000 per grant. The target value of Mr. Sheldon’s October 2008 RSU grant will increase to $500,000 from $200,000.

•

Mr. Barra’s suspended stock option grants were expected to have an annualized value of approximately $148,500 per grant. The target value of Mr. Barra’s October 2008 RSU grant will increase to $328,500 from $180,000.

Subject to the achievement of the financial performance goals approved by the Compensation Committee, the RSUs vest and are paid in Broadridge common stock after a vesting period of 30 months. For each executive officer, the maximum number of shares of Broadridge common stock attainable under the expected October 2008 RSU grant equals 150% of the RSUs granted.

These changes do not affect the special stock options to be granted to Messrs. Daly, Hogan, Sheldon and Barra, as previously reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2008

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Dan Sheldon
Name: Dan Sheldon
Title: Vice President, Chief Financial Officer